Exhibit 99.1
The premier capital provider to the hospitality industry TM                                                                             NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	President	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7335
ASHFORD HOSPITALITY TRUST DECLARES DIVIDENDS FOR FIRST QUARTER OF 2011
DALLAS — (March 15, 2011) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the Board of Directors declared a quarterly cash dividend of $0.5344 per diluted share for the Company’s 8.55% Series A Cumulative Preferred Stock for the first quarter ending March 31, 2011. The dividend, which equates to an annual rate of $2.1375 per share, is payable on April 15, 2011, to shareholders of record as of March 31, 2011.
The Board declared a quarterly cash dividend of $0.14 per diluted share for the Company’s Series B Cumulative Preferred Stock for the first quarter ending March 31, 2011. The dividend, which equates to an annual rate of $0.56 per share, is payable on April 15, 2011, to shareholders of record as of March 31, 2011.
The Board declared a quarterly cash dividend of $0.5281 per diluted share for the Company’s 8.45% Series D Cumulative Preferred Stock for the first quarter ending March 31, 2011. The dividend, which equates to an annual rate of $2.1125 per share, is payable on April 15, 2011, to shareholders of record as of March 31, 2011.
As previously announced on February 24, 2011, the Board of Directors reinstated the Company’s common stock dividend and declared a dividend for the first quarter of 2011 of $0.10 per share. The dividend, which equates to an annual rate of $0.40 per share, is payable on April 15, 2011, to shareholders of record as of March 31, 2011.
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s website at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
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AHT Declares Preferred Dividends for First Quarter of 2011

March 15, 2011
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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